EXHIBIT 10

AMENDMENT TO

401(k) PLAN

Morgan Stanley & Co. Incorporated (the “Corporation”) hereby amends the Morgan Stanley 401(k) Plan (the “401(k) Plan”) as follows:

1. Effective January 1, 2006, the definition of “Earnings” in Section 2 of the 401(k) Plan shall be amended by adding the following exclusions in new subsections (vii) and (viii) to the end of the third sentence therein, as follows:

“(vii) any amounts paid as severance award or settlement in connection with an Employee’s termination of employment, and (viii) any amounts paid under any plan or payroll practice on account of retirement, disability or death of an Employee or his/her dependents.”

2. Effective January 1, 2006, the first sentence of the definition of “Eligible Employee in Section 2 of the 401(k) Plan shall be amended by replacing the phrase “a common law employee” with the phrase “an employee” therein.

3. Effective January 1, 2006, clause (b) of the first sentence in the definition of “Eligible Employee” in Section 2 of the 401(k) Plan shall be amended by deleting the phrase “a PAL” and inserting the phrase “under the PAL or CHIMES systems” therein.

4. Effective January 1, 2006, the second sentence in the definition of “Total and Permanent Disability” in Section 2 of the 401(k) Plan shall be clarified to read as follows:

“A Participant shall be considered to be Totally and Permanently Disabled if (i) he or she has been determined to be totally and permanently disabled by the Company’s U.S. long-term disability administrator and (ii) he or she has terminated employment with the Company and all of its affiliates.”

5. Effective January 1, 2006, the third sentence of Section 8(f)(i) of the 401(k) Plan shall be amended by deleting the phrase “, each of whom shall be an Employee and/or an Advisory Director of the Company or a member of the Affiliated Group” and by adding the phrase “who may (but need not) be employees of the Company” therein.

6. Effective January 1, 2006, the first sentence of Section 14(f) of the 401(k) Plan shall be amended by adding the phrase “, Senior Advisor” immediately after the phrase “Advisory Director” in subsection (ii) thereof.

7. Effective January 1, 2007, the first sentence of Section 16(c) of the 401(k) Plan shall be amended by deleting “$10,000” therein and replacing it with “$20,000” therein.

8. Appendix B of the 401(k) Plan, Morgan Stanley Participating Companies, shall be amended as noted below by adding the following to the end thereof:

Morgan Stanley Fund Services Inc.	May 1, 2005
Broadway 522 Fifth JV LLC	November 16, 2006

9. Effective May 16, 2006, Section 5 of Supplement B, Participants Residing In Puerto Rico, shall be amended by adding a new subsection (m) as follows:

“(m) Catch-Up Contributions. Effective May 16, 2006, a Puerto Rico Participant who shall have attained age 50 before the end of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of Code section 414(v) and Section 1165(e)(7)(C) of the Puerto Rico Code. A Puerto Rico Participant’s catch-up contributions shall be determined at the end of each such year. Catch-up contributions under this Section shall not be taken into account for purposes of the provisions of the Plan implementing the limitations of Code Sections 402(g) and 415 and Puerto Rico Code Section 1165(e), including Section 5(d) of Supplement B. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Puerto Rico Code Section 1165(e)(3), including Section 5(f) of Supplement B, by reason of making such contributions. Catch-up contributions shall not be treated as Matched Contributions for purposes of determining the amount of matching or other employer contributions that may be made on behalf of such Puerto Rico Participant under this Plan or the ESOP.”

10. Effective January 1, 2006, Section 16 of the 401(k) Plan shall be amended by inserting the following subsection (d) at the end thereof:

“(d) The Board of Directors shall have the express authority to terminate the appointment of any member of the Committee provided for in this Section 16 through written action of the Board of Directors or its delegate.”

11. Effective January 1, 2006, Section 17 of the 401(k) Plan shall be amended by inserting the following subsection (f) at the end thereof:

“(f) The Board of Directors shall have the express authority to terminate the appointment of any member of the Hearing Panel provided for in this Section 17 through written action of the Board of Directors or its delegate.”

12. Effective January 1, 2006, Section 8(f) of the 401(k) Plan shall be amended by inserting the following subsection (vii) at the end thereof:

“(vii) The Board of Directors shall have the express authority to terminate the appointment of any member of the Investment Committee provided for in this Section 8(f) through written action of the Board of Directors or its delegate.”

13. Effective January 1, 2007, subsection (v) of Section 12(f) of the 401(k) Plan shall be amended by restating subparagraphs (1) and (3) as follows, and by re-designating subparagraphs (5) and (6) as subparagraphs (7) and (8) and inserting the following new subparagraphs (5) and (6) immediately after subparagraph (4):

“(1) expenses for (or necessary to obtain) medical care described in Code section 213(d) for the Participant or the Participant’s spouse, children or dependents (as defined in Code section 152, without regard to Code sections 152(b)(1), (b)(2) and (d)(1)(B));”

“(3) payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant or the Participant’s spouse, children or dependents (as defined in Code section 152, without regard to Code sections 152(b)(1), (b)(2) and (d)(1)(B));”

“(5) amounts necessary to pay the funeral expenses of the Participant’s deceased parent, spouse, children or dependents (as defined in Code section 152 without regard to Code section 152(d)(1)(B));

“(6) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (relating to damage from fire, storm, shipwreck, theft or other casualty loss, but without regard to whether such loss exceeds 10% of the Participant’s adjusted gross income);”

14. Effective March 1, 2007, subsection (v) of Section 12(f) of the 401(k) Plan shall be amended by deleting paragraphs (1), (3) and (5) thereof and replacing them as follows:

“(1) expenses for (or necessary to obtain) medical care described in Code section 213(d) for the Participant or the Participant’s spouse, children or dependents (as defined in Code section 152, without regard to Code sections 152(b)(1), (b)(2) and (d)(1)(B)), or, in accordance with regulations issued by the Secretary of Treasury, any other person designated by the Participant as his/her Beneficiary who is a domestic partner of the Participant;”

“(3) payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant or the Participant’s spouse, children or dependents (as defined in Code section 152, without regard to Code sections 152(b)(1), (b)(2) and (d)(1)(B)), or, in accordance with regulations issued by the Secretary of Treasury, any other person designated by the Participant as his/her Beneficiary who is a domestic partner of the Participant;”

“(5) amounts necessary to pay the funeral expenses of the Participant’s deceased parent, spouse, children, dependents (as defined in Code section 152 without regard to Code section 152(d)(1)(B)), or, in accordance with regulations issued by the Secretary of Treasury, any other person designated by the Participant as his/her Beneficiary who is a domestic partner of the Participant;”

15. Effective January 1, 2006, the first paragraph of Section 5(f)(ii) of the 401(k) Plan shall be amended to read as follows:

“(ii) All or part of the Qualified Matching Contributions and Qualified Non-Elective Contributions made pursuant to Section 6(d) with respect to any or all Eligible Employees may be treated as Elective Deferrals for purposes of the ADP test provided that each of the requirements under Treas. Reg. section 1.401(k)-2(a)(6) is met, including the following:”

16. Effective January 1, 2006, Section 5(f)(ii)(4) of the 401(k) Plan shall be amended to read as follows:

“(4) all such Qualified Non-Elective Contributions and Qualified Matching Contributions are allocated to the Accounts of Eligible Employees as of a date within the applicable year, as defined in Treas. Reg. section 1.401(k)-2(a)(2)(ii) (pursuant to Treas. Reg. section 1.401(k)-2(a)(4)(i)). Consequently, such contributions must be contributed no later than the end of the 12-month period immediately following the applicable year;”

17. Effective January 1, 2006, the second sentence in Section 5(f)(ii)(5) of the Plan shall be amended to read as follows:

“If the Plan Year is changed to satisfy the Code section 410(b) requirement that aggregated plans have the same plan year, this Section 5(f)(ii) may apply during the resulting short plan year only if such contributions could have been taken into account under an ADP test for a plan with that same short plan year;”

18. Effective January 1, 2006, the following new subparagraph (6) is added at the end of Section 5(f)(ii):

“(6) The contributions comply with the restrictions on disproportionate contributions under Treas. Reg. section 1.401(k)-2(a)(6)(iv).”

19. Effective January 1, 2006, the first paragraph of Section 5(h)(ii) of the 401(k) Plan shall be amended to read as follows:

“(ii) All or part of the Qualified Non-Elective Contributions made pursuant to Section 6(d) and Elective Deferrals made with respect to any or all Eligible Employees may be treated as Matching Contributions for purposes of the ACP test provided that each of the requirements under Treas. Reg. section 1.401(m)-2(a)(6) is met, including the following:”

20. Effective January 1, 2006, the reference to “Treas. Reg. section 1.401(k)-1(b)(5)” in Section 5(h)(ii)(2) of the 401(k) Plan shall be deleted and replaced with a reference to “Treas. Reg. section 1.401(k)-2(a)(6).”

21. Effective January 1, 2006, Section 5(h)(ii)(4) of the 401(k) Plan shall be amended to read as follows:

“(4) the Qualified Non-Elective Contributions are allocated to the Accounts of Eligible Employees as of a date within the applicable year, as defined in Treas. Reg. section 1.401(m)-2(a)(2)(ii) (pursuant to Treas. Reg. section 1.401(k)-2(a)(4)(i)(A)) and the Elective Deferrals satisfy Treas. Reg. section 1.401(k)-2(a)(4)(i) for the Plan Year. Consequently, such contributions must be contributed no later than the end of the 12-month period immediately following the applicable year;”

22. Effective January 1, 2006, the second sentence in Section 5(h)(ii)(5) of the Plan shall be amended to read as follows:

“If the Plan Year is changed to satisfy the Code section 410(b) requirement that aggregated plans have the same plan year, this Section 5(h)(ii) may apply during the resulting short plan year only if such contributions could have been taken into account under an ADP test for a plan with that same short plan year;”

23. Effective January 1, 2006, the following new subparagraph (6) is added at the end of Section 5(h)(ii):

“(6) The contributions comply with the restrictions on disproportionate contributions under Treas. Reg. section 1.401(m)-2(a)(6)(v).”

24. Effective January 1, 2006, the reference to “Treas. Reg. section 1.401(k)-1(b)(4)(i)(A)” in Section 5(f)(vi) of Supplement B to the 401(k) Plan shall be deleted and replaced with a reference to “Treas. Reg. section 1.401(k)-2(a)(4)(i).”

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IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed on its behalf as of this 30th day of November, 2006.

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ KAREN JAMESLEY